Exhibit 10.2
Form of RDU Agreement for U.S. Grantees

RESTRICTED DEFERRED UNIT AWARD AGREEMENT
OF
MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

THIS AGREEMENT (the “Agreement”) is dated as of between MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC, a Delaware limited liability company (the “Company”), and the Participant set forth on the signature page to this Agreement (the “Participant”).

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Managers (the “Board”) has agreed to grant to the Participant, effective on the date hereof (the “Grant Date”), a Restricted Deferred Unit Award pursuant to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, securities of the Company that may be acquired pursuant to this Agreement by the Participant shall be subject to the terms of the Management Investor Rights Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1.    The Plan.
The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Participant upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Management Investor Rights Agreement, as the case may be.

Section 2.        Grant.
Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Participant a number of restricted deferred units (the “Deferred Units”) in the amount set forth on the signature page hereto. As used herein, the term “deferred unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Unit (subject to adjustment as provided in Section 10.1 of the Plan) solely for purposes of the Plan and this Agreement. The Deferred Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Deferred Units vest pursuant to Section 4. The Deferred Units shall not be treated as property or as a trust fund of any kind.

Section 3.        Dividend and Voting Rights.

(a)    Limitations on Rights Associated with Deferred Units. The Participant shall have no rights as a unitholder of the Company, no dividend rights (except as expressly provided in Section 3(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Deferred Units and any units of Common Units underlying or issuable in respect of such Deferred Units until such Common Units are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such units.
(b)    Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Units, the Company shall credit the Participant with an additional number of Deferred Units equal to (i) the per Common Unit cash dividend paid by the Company on its Common Units on such date, multiplied by (ii) the total number of Deferred Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 10.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the Fair Market Value of a Common Unit on the date of payment of such dividend, rounded down to the nearest whole number. Any Deferred Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Deferred Units to which they relate. No crediting of Deferred Units shall be made pursuant to this Section 3(b) with respect to any Deferred Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.
Section 4.        Vesting.
Subject to the Participant’s not having a Termination of Relationship prior to the applicable vesting date, the Deferred Units shall vest and become nonforfeitable (any Deferred Units that shall have become non-forfeitable pursuant to this Section 4, the “Vested Units”)
on the earliest to occur of (i) the ( ) year anniversary of the date that upon or following a Realization Event, Common Unit Value is equal to or exceeds $ (the “Target”) (such date, the “ Year Trigger Date”) and (ii) the ( ) month anniversary of the date upon which or following a Complete Change in Control in which the Target is met (such date, the “ Month Trigger Date”), in each case subject to the Participant’s continuous employment with or service to the Company or a Subsidiary from the Year Trigger Date or the Month Trigger Date, as applicable, through the applicable anniversary date; provided, however, that in the event that the Participant has a Termination of Relationship during the period of time following the Year Trigger Date or the Month Trigger Date, as applicable, and prior to the applicable anniversary date upon which the Deferred Units vest, as a result of his or her death, Disability, termination of employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Deferred Units shall vest on the date of such Termination of Relationship.

All decisions by the Committee with respect to any calculations pursuant to this Section 4 (absent manifest error), including the Committee’s determination of whether and the date on which a Realization Event, Complete Change in Control, Year Trigger Date, Month

Trigger Date occurs and whether the Target has been met or exceeded the applicable target set forth above, shall be final and binding on the Participant.

The vesting schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the Deferred Units and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Section 5.        Restrictions on Transfer.
Neither the Deferred Units, nor any interest therein or amount or units payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

Section 6.        Timing and Manner of Payment of Deferred Units.
(a)     Number of Common Units Deliverable; Value of Cash Payable in Settlement of Vested Deferred Units. With respect to Deferred Units that become Vested Units, the number of Common Units deliverable or value of cash in settlement thereof shall be determined as follows:

(A)    if the Company’s equityholders receive only cash (or cash equivalents) in connection with the Complete Change in Control or Realization Event (other than in connection with a Qualified Public Offering), as applicable, an amount of cash equal to the Locked Amount,

(B)    if the Company’s equityholders receive only securities in connection with the Complete Change in Control or Realization Event, as applicable, or the Realization Event is as a result of a Qualified Public Offering, the number of such Deferred Units that become Vested Units, and

(C)    if the Company’s equityholders receive a combination of securities and cash (or cash equivalents) in a Realization Event (other than in connection with a Qualified Public Offering) or Complete Change in Control, the Participant shall receive the Locked Unit Amount and the number of Common Units that become Vested Units in a proportion pro-rata with the proportion of cash (and cash equivalents) and securities received by the Company’s equityholders in such Realization Event or Complete Change in Control, as the case may be.

(b)    Timing of Common Units Deliverable or Cash Payment in Settlement of Vested Deferred Units. With respect to Deferred Units that become Vested Units, the Company shall deliver to the Participant a number of Common Units (entering such units in book entry form) or amount of cash determined in accordance with Section 6(a) within 10 days of the date that such Deferred Units become Vested Units.

(c)    Locked Amount Definition. For purposes of this Agreement, the “Locked Amount” shall mean an amount in cash equal to the Common Unit Value as determined on the date of the Complete Change in Control or Realization Date (other than a Qualified Public Offering) which triggered the vesting of the relevant Deferred Units multiplied by the number of Vested Units subject to payment, rounded down to the nearest whole number.

(d)    Condition Precedent to Delivery of Common Units. The Company’s obligation to deliver Common Units or otherwise make payment with respect to Vested Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Common Units with respect to the Vested Units deliver to the Company an executed Adoption Agreement agreeing to become bound to the terms of the Management Investor Rights Agreement within 15 days of the date on which the Deferred Units become Vested Units. The Participant shall have no further rights with respect to any Vested Units that are paid or that terminate pursuant to Section 4 or Section 7.

(e)    Committee Decisions Final and Binding. All decisions by the Committee with respect to any calculations pursuant to this Section 6 (absent manifest error) shall be final and binding on the Participant.

Section 7.        Effect of Termination of Employment.
A Participant’s Deferred Units shall terminate to the extent such units have not become vested prior to or in connection with Termination of Relationship (after giving effect to any vesting in connection with such Termination of Relationship). If any Deferred Units are terminated hereunder, such Deferred Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

Section 8.        Participant’s Employment.
Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

Section 9.        Securities Law Representations.
The Participant hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 10.        Notices.

All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

Momentive Performance Materials Holdings LLC
180 E. Broad St.
Columbus, OH 43215
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, New York 10019
Facsimile: (212) 515-3267
Attention:

If to the Participant, to him at the address set forth on the signature page hereto or at his electronic mail address at the Company; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of  nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (e) in the case of email, on the date of delivery.

Section 11.        Waiver of Breach.
The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 12.        Participant’s Undertaking.
The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 13.        Modification of Rights.
The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Deferred Units granted hereby). Notwithstanding the foregoing, the Participant’s rights under this Agreement and the Plan may not be materially impaired without the Participant’s prior written consent.

Section 14.        Governing Law.
THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 15.        Restrictive Covenants.
The grant and vesting of Deferred Units pursuant to this Agreement shall be subject to the Participant’s continued compliance with the restrictive covenants in Section 6 of the Management Investor Rights Agreement.
Section 16.        Withholding.
(a)    Delivery of Common Units. Subject to Article XV of the Plan, upon any delivery of Common Units in respect of the Deferred Units, the Company shall reduce the number of Common Units to be delivered to the Participant in connection with such payment by the appropriate number of Common Units, valued at their then Fair Market Value, to satisfy the minimum withholding obligation; provided, however, that, in the event that the Participant provides written notification to the Company in accordance with Section 10 hereof, no later than 10 days prior to the Common Unit delivery date, he or she may satisfy the minimum withholding obligation by payment to the Company or a Subsidiary in either cash or electronic funds transfer the amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to such delivery. Notwithstanding the foregoing, in the event that Committee determines in its sole direction that it may not reduce the number of Common Units to be delivered to the Participant in connection with such payment (by the appropriate number of Common Units valued at their then Fair Market Value) to satisfy the minimum withholding obligation, as a result of a restriction pursuant to any applicable financing agreement, other contractual obligation to which the Company or any Subsidiary is party, or the requirements of applicable law, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any Subsidiary may be required to withhold with respect to such delivery; or (ii) deduct from any amount payable to the Participant the amount of any taxes which the Company may be required to withhold with respect to such delivery.

(b)    Payment of Cash. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any cash amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.
Section 17.        Adjustment.
Upon the occurrence of certain events relating to the Company’s units contemplated by Section 10.1 of the Plan (including, without limitation, an extraordinary cash dividend on such units), the Committee shall make adjustments in accordance with such section in the number of Deferred Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

Section 18.        Counterparts.
This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 19.        Entire Agreement.
This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. Without limiting the generality of the previous sentence, the Participant specifically agrees and acknowledges that any right that he may have to require the Company to purchase Common Units delivered in respect of the Deferred Units or otherwise put all or any portion of the Common Units so delivered to the Company is not applicable to this Award.

Section 20.        Severability.
It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21.        Waiver of Jury Trial.
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 22.        Limitation on Participant’s Rights.
Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Deferred Units, and rights no greater than the right to receive the Common Units as a general unsecured creditor with respect to Deferred Units, as and when payable hereunder.

Section 23.        Construction.
It is intended that any amounts payable under this Agreement and the Company’s and the Participant’s exercise of authority or discretion hereunder shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

MOMENTIVE PERFORMANCE MATERIALS
HOLDINGS LLC

By:_____________________________
Name:
Title:

THE PARTICIPANT:

See attached signature page

PARTICIPANT

___________________________________
Name:

Address: ____________________________
____________________________________
____________________________________

Number of Common Units
subject to Deferred Units:

Date of Grant: